Exhibit 2.4

Lock-up Agreement (Termination)

September 9, 2019

Tilray, Inc.

1100 Maughan Road

Nanaimo, BC, Canada

RE: Lock-up Agreement

Ladies and Gentlemen:

This Lock-up Agreement is being delivered to you pursuant to the Agreement and Plan of Merger and Reorganization dated September 9, 2019 by and among Tilray, Inc., a Delaware corporation (the “Company”), Down River Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and Privateer Holdings, Inc., a Delaware corporation and Michael Blue, solely in his capacity as the initial Stockholder Representative thereunder (the “Merger Agreement”). Capitalized terms used but not otherwise defined have the meaning set forth in the Merger Agreement.

Pursuant to the Merger Agreement, in the event the Merger Agreement is terminated by either Tilray or Privateer pursuant to Section 9.1(d) of the Merger Agreement, this Lock-up Agreement shall become automatically effective upon the date of such termination (the “Termination Date”). The undersigned agrees with the Company that, during the period beginning on the Termination Date through and including the 135th day after the Termination Date, the undersigned will not, without the prior written consent of the Company, Transfer, or announce the intention to Transfer, any shares of Class 1 Common Stock of the Company, par value $0.0001 per share, or Class 2 Common Stock of the Company, par value $0.0001 per share (collectively, the “Common Stock”) (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock (collectively, such Common Stock and other securities, the “Securities”).

In addition, the restrictions set forth herein shall not apply to:

(1) (a) any Transfer made to any stockholder, or owner of a similar equity interest in the undersigned, as the case may be, if any such Transfer is not for value, or (b) any Transfer made by the undersigned to another corporation, partnership, limited liability company or other business entity so long as the transferee is and remains a controlled affiliate (as defined below) of the undersigned and such Transfer is not for value;

(2) a merger, consolidation or other similar transaction involving a Change of Control of the Company that has been approved by the Company’s board of directors, provided that, in the event that such Change of Control transaction is not completed, this clause shall not be applicable and the undersigned’s Securities shall remain subject to the restrictions contained in this Lock-up Agreement; or

(3) in connection with any reclassification or conversion of the Securities, provided that any Equity Interests received upon such reclassification or conversion shall be subject to the restrictions set forth herein;

provided, however, that in the case of any Transfer described in clause (1) above, it shall be a condition to the such Transfer that (A) the transferee executes and delivers to the Company not later than one business day prior to such Transfer, a written agreement, in substantially the form of this Lock-up Agreement and otherwise satisfactory in form and substance to the Company, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, or the insider reporting requirements of Canadian securities laws, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the period in which the restrictions set forth herein are effective, the undersigned shall include a statement in such report to the effect that such Transfer is being made to a stockholder or owner of a similar equity interest in the undersigned and is not a transfer for value (in the case of clause 1(a)), or such Transfer is being made to another corporation, partnership, limited liability company or other business entity that is and shall remain a controlled affiliate of the undersigned and such Transfer is not for value (in the case of clause 1(b)).

For purposes of this Lock-up Agreement, the following definitions shall apply:

“affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a Person or group of affiliated Persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated Persons would hold at least 90% of the outstanding voting securities of the Company (or the surviving entity).

“control” for these purposes means the direct or indirect power to direct or cause the direction of the management and policies of another Person, whether by operation of law or regulation, through ownership of securities, as trustee or executor or in any other manner.

“controlled affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, is controlled by such specified Person.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any subscription, option, call, warrant, right, security instrument (including debt securities) or obligation or any other security, either currently or otherwise convertible, exchangeable or exercisable into such.

“Transfer” means any direct or indirect (a) sale, transfer, assignment, pledge, hypothecation, mortgage, loan, license, gift, creation of a security interest in or lien on, Encumbrance or other disposition to any Person, including those by way of hedging or derivative transactions or (b) swap, hedge, short position, call, warrant, contract to purchase or other arrangement that is designed to or which could reasonably be expected to lead to or result in, directly or indirectly, a transfer of the economic consequence of ownership, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of any Equity Interests in the Company or any of its Subsidiaries or any other securities, in cash or otherwise.

The undersigned hereby consents to the placing of legends on the certificates representing the shares of Common Stock held by the undersigned or the entry of stop transfer instructions with the Company’s transfer agent and/or any other duly appointed transfer agent of the Company with respect to any Securities. In furtherance of the foregoing, the Company and any other duly appointed transfer agent of the Company for the registration or transfer of shares of Common Stock are hereby authorized to decline to make any Transfer of shares of Common Stock if such Transfer would constitute a violation or breach of this Lock-up Agreement.

The undersigned hereby represents and warrants that it is not a party to any agreement, contract or understanding that would cause a breach of this Lock-up Agreement if it were entered into during the period in which the restrictions set forth herein are effective.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and perform its obligations under this Lock-up Agreement and that this Lock-up Agreement has been duly authorized, executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Lock-up Agreement and all authority herein conferred are irrevocable and shall be binding upon the successors and assigns of the undersigned. This Lock-up Agreement may not be amended or otherwise modified in any respect without the written consent of the Company and the undersigned.

The undersigned agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the undersigned does not perform the provisions of this Lock-up Agreement in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the undersigned acknowledges and agrees that the Company shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Lock-up Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity. The undersigned agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the Company has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. If the Company is seeking an injunction or injunctions to prevent breaches of this Lock-up Agreement and to enforce specifically the terms of this Agreement, the Company shall not be required to provide any bond or other security in connection with any such order or injunction.

The undersigned agrees to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the Company to carry out the intent and purposes of this Lock-up Agreement.

Any term or provision of this Lock-up Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Lock-up Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Lock-up Agreement is invalid or unenforceable, the undersigned agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Lock-up Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the undersigned agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

This Lock-up Agreement and any claim, controversy or dispute arising under, related to or in connection with this Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

The undersigned hereby irrevocably submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, for the purposes of any suit, action or proceeding arising out of or relating to this Lock-up Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the undersigned at the address on the signature page below, and such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law.

This Lock-up Agreement may be executed and delivered by facsimile, by email in portable document format (.PDF) or by other electronic means, which executed copy shall be deemed to be an original.

[Signature page follows]

Very truly yours,

Privateer Holdings, Inc.
(Name of Stockholder – Please Print)

/s/ Michael Blue
(Signature)

Michael Blue
(Name of Signatory – Please Print)

President and Managing Partner
(Title of Signatory – Please Print)

Address: